3Q 17 EARNINGS PRESENTATION October 20, 2017 © 2017 SunTrust Banks, Inc. SunTrust is a federally registered trademark of SunTrust Banks, Inc.

2 This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s forthcoming Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 22. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: • The Company presents certain capital information on a tangible basis, including tangible common equity, the ratio of tangible common equity to tangible assets, return on average tangible common equity, and tangible book value per share. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy of the Company. • Similarly, the Company presents an efficiency ratio-FTE and a tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE. The tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is also utilized by management to assess the efficiency of the Company and its lines of business. • The Company presents the Basel III Common Equity Tier 1 (CET1) ratio on a fully-phased in basis. The fully phased-in ratio considers a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes this measure may be useful to investors who wish to understand the Company's current compliance with future regulatory requirements. This measure is used by management to analyze capital adequacy of the Company. Important Cautionary Statement about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding future levels of the net interest margin, deposit betas, hurricane-related losses, tangible efficiency ratio, charge-offs and net charge-off ratio, nonperforming loans, loan loss provision expense, ALLL, preferred stock issuances, and the anticipated impact of potential changes in regulatory capital rules, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals”, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets, we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we may face more intense scrutiny of our sales training, and incentive compensation practices; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our financial instruments measured at fair value expose us to certain market risks; our stock price can be volatile; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; we might not pay dividends on our stock; certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect; and the interest rates of our outstanding floating rate indebtedness and assets might be subject to change based on recent regulatory changes. IMPORTANT CAUTIONARY STATEMENT

3 1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent (“FTE”) basis. Please refer to slide 22 for GAAP reconciliations 3Q 17 EARNINGS OVERVIEW EPS Trends Key Highlights All changes reflect sequential (2Q 17 to 3Q 17) trends, unless otherwise noted Prior Quarter Variance • EPS increased $0.03, or 3% → 2% revenue growth and disciplined expense management more than offset a higher provision → ALLL build related to anticipated hurricane-related losses → 3Q 17 also included a net expense benefit → Legal accrual reversals largely absorbed by charges associated with efficiency initiatives and improved business performance (see slide 6) Prior Year Variance • EPS increased 16% → Driven by 4% revenue growth, improved efficiency, and increased capital returns, partially offset by hurricane- related provision Profitability • Broad-based revenue growth: up 2% → Net interest income (FTE) up $28 million → Noninterest income up $19 million (driven by capital markets) • Good efficiency progress → Efficiency ratio of 60.1%; tangible efficiency ratio of 59.2%1 Balance Sheet • Net interest margin improved 1 bp • Period-end loans stable; mix improved → Growth in consumer offset by elevated C&I pay downs Credit & Capital • Strong asset quality performance → NCO ratio of 0.21% (up 1 bp) → NPL ratio of 0.48% (down 4 bps) • ALLL ratio increased 3 bps due to anticipated losses from recent hurricanes • Book value per share up 1% $0.91 $0.90 $0.91 $1.03 $1.06 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17

NET INTEREST INCOME[1]

NII growth continues; NIM up 1 bp QoQ and 19 bps YoY

($ in millions)



$1,342
$1,377
$1,400
$1,439
$1,467
2.96%
3.00%
3.09%
3.14%
3.15%
$1,308
$1,343
$1,366
$1,403
$1,430
3Q16
4Q16
1Q17
2Q17
3Q17
Net Interest Income
Net Interest Income (FTE)[2]
NIM (FTE)

Prior Quarter Variance

- Net interest margin (FTE) increased 1 bp, driven primarily by higher loan yields, partially offset by increased liability costs
- Net interest income (FTE) increased $28 million, or 2%, due to NIM expansion, 1 extra day, and consumer loan growth

Prior Year Variance

- Net interest margin (FTE) increased 19 bps, driven by:
  - → Higher loan yields as a result of the increases in short-term rates
  - → Improved loan mix (faster growing consumer portfolio)
  - → Lower premium amortization on the securities portfolio
- Net interest income (FTE) increased $125 million, or 9%, driven by NIM expansion and earning asset growth

1. On this slide, net interest income is reported on an unadjusted and fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin (FTE) is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis)
2. Please refer to slide 22 for a reconciliation of net interest income to net interest income (FTE)

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SUNTRUST

5 NONINTEREST INCOME Prior Quarter Variance • Noninterest income increased $19 million, or 2% → $24 million increase in capital markets-related income → Record quarter for M&A and equity-related income → Continued strength in debt issuance and hedging-related activity given flatter yield curve → $7 million increase in mortgage-related income due to higher gain-on-sale margins Prior Year Variance • Noninterest income decreased $43 million → Driven by $60 million decline in mortgage- related income given lower refinancing activity → Partially offset by $19 million increase in investment banking income $889 $815 $847 $827 $846 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Sequential increase in noninterest income driven by capital markets ($ in millions)

6 NONINTEREST EXPENSE Prior Quarter Variance • Noninterest expense stable sequentially. 3Q 17 included: → $58 million discrete benefits associated with the resolution of several legacy legal matters (operating gains) → $44 million discrete charges associated with ongoing efficiency initiatives (other noninterest expense) → Elevated severance expense → Software writedowns (partially related to transitions to the cloud) → $10 million increase in compensation expense due to strong overall performance Prior Year Variance • Noninterest expense decreased $18 million, as a result of items shown above in addition to ongoing expense discipline → Outside processing and software down $22 million, partially due to heightened focus on third party costs $1,409 $1,397 $1,465 $1,388 $1,391 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Expenses down YoY, driven by ongoing efficiency efforts ($ in millions)

7 71.5% 66.9% 65.3% 63.3% 62.6% 62.0% 61.4% <62% <60% 72.0% 67.4% 65.6% 63.7% 63.1% 62.6% 62.2% 2011 2012 2013 2014 2015 2016 2017 YTD 2017 TER Goal 2019 TER Goal 62.5% 63.1% 64.6% 60.6% 59.2% 63.1% 63.7% 65.2% 61.2% 60.1% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Positive operating leverage drives sequential and YoY improvement in tangible efficiency ratio 1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 4 2. 2012, 2013, and 2014 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 22 for reconciliations related to the GAAP efficiency ratio EFFICIENCY RATIO & TANGIBLE EFFICIENCY RATIO1 Tangible Efficiency Ratio (TER) Efficiency Ratio 2 2 2 Annual Trend 5-Quarter Trend

8 CREDIT QUALITY Overall asset quality remains very strong; anticipating modest losses from recent hurricanes ($ in millions)  NPLs decline further given improvements in energy & residential portfolios  NCO ratio remains well below historical averages Nonperforming Loans Net Charge-offs $949 $845 $789 $754 $697 0.67% 0.59% 0.55% 0.52% 0.48% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 NPLs Total NPL Ratio $126 $136 $112 $70 $78 0.35% 0.38% 0.32% 0.20% 0.21% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 NCOs Total NCO Ratio (annualized) Allowance for Loan and Lease Losses $1,743 $1,709 $1,714 $1,731 $1,772 1.23% 1.19% 1.20% 1.20% 1.23% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 ALLL ALLL Ratio Provision for Credit Losses $97 $101 $119 $90 $120 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17  Increase provides for hurricane-related losses (anticipated to occur over the next 12-18 months)

9 LOANS Average performing loans stable sequentially and up 2% YoY ($ in billions, average balances) Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans stable as strong consumer loan growth (up 4%) was offset by elevated C&I pay downs Prior Year Variance • Average performing loans increased $2.6 billion, or 2% • Strategic investments drove strong growth in consumer lending and further balance sheet optimization → Consumer direct up 19% (primarily driven by LightStream and partnership with GreenSky) → Credit card up 18% → Guaranteed student up 15% $77.1 $77.4 $78.2 $78.4 $77.4 $39.0 $38.8 $38.3 $38.1 $38.3 $25.2 $25.5 $26.3 $27.2 $28.2 $141.3 $141.7 $142.8 $143.7 $144.0 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Commercial Residential Consumer

10 DEPOSITS Average client deposits stable sequentially and up 3% YoY ($ in billions, average balances) Prior Quarter Variance • Average client deposits stable • Period-end balances up 2%, driven by growth in NOW accounts (primarily temporary corporate deposits) Prior Year Variance • Average client deposits up 3%, reflects continued success in deepening client relationships across the Company → Consumer average deposits up 3% → Wholesale average deposits up 1% $54.5 $54.4 $54.9 $54.2 $53.3 $43.6 $44.8 $43.1 $43.6 $43.8 $41.2 $42.9 $44.7 $44.4 $44.6 $9.7 $9.6 $9.7 $10.2 $11.2 $6.3 $6.3 $6.4 $6.6 $6.5 $155.3 $158.0 $158.9 $159.1 $159.4 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Money Market DDA (Nonint bearing) NOW Time Savings Note: Totals may not foot due to rounding

11 CAPITAL POSITION ($ in billions, except per-share data) Total Equity & Tangible Common Equity Ratios2 Basel III Common Equity Tier 1 (fully phased-in)1 Book Value / Tangible Book Value Per Share3 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 23 for additional details on the current quarter’s calculation 2. Please refer to slide 24 for a reconcilement of total equity to tangible common equity and total assets to tangible assets 3. Please refer to slide 24 for a reconcilement of book value per share to tangible book value per share 12.1% 11.8% 11.6% 11.8% 11.9% 8.6% 8.2% 8.1% 8.1% 8.1% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Avg. Equity/Avg. Assets Tangible Common Equity/Tangible Assets $46.63 $45.38 $45.62 $46.51 $47.16 $34.33 $32.95 $33.05 $33.83 $34.34 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Book Value Per Share Tangible Book Value Per Share $16.8 $16.9 $16.8 $17.0 $17.0 9.8% 9.6% 9.7% 9.7% 9.6% 9.7% 9.4% 9.5% 9.5% 9.5% 0 0 0 0 0 0 0 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Basel III CET1 ratio Basel III fully phased-in CET1 ratio

CONSUMER SEGMENT HIGHLIGHTS

Solid business momentum overall, particularly with regard to more stable revenue streams

($ in millions)	3Q16	2Q17	3Q17	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$872	$918	$941	3 %	8 %
Noninterest Income	555	465	473	2 %	(15)%
Total Revenue	1,427	1,383	1,414	2 %	(1)%
Provision for Credit Losses	29	75	136	NM	NM
Noninterest Expense	985	946	899	(5)%	(9)%
Net Income	**$258**	**$232**	**$241**	**4 %**	**(7)%**
Key Statistics ($ in billions)					
Total Loans (average)	$70.6	$72.0	$73.4	2 %	4 %
Client Deposits (average)	$99.7	$103.2	$103.1	(0)%	3 %
Managed Assets	$53.4	$56.4	$57.8	2 %	8 %
Full-Service Branches	1,369	1,281	1,275	(0)%	(7)%
Efficiency Ratio	69.0%	68.4%	63.6%		
Tangible Efficiency Ratio[1]	68.0%	67.3%	62.4%		
Mortgage Data:					
Servicing Portfolio for Others	$123.9	$136.1	$135.4	(1)%	9 %
Production Volume	$8.5	$6.4	$6.2	(4)%	(27)%
Application Volume	$11.9	$8.3	$7.7	(7)%	(35)%

Prior Quarter Variance

- Net interest income up 3%as a result of NIM expansion and 2%loan growth
- Noninterest income up 2%, driven by mortgage-related income
- 5%decline in noninterest expense driven by legal accrual reversals (also applies to prior year variance)
- Net income increased 4%, driven by strong revenue growth
  - → Increase in provision expense (due to hurricanes) largely offset by legal accrual reversals

Prior Year Variance

- Solid business momentum overall
  - → Average loans up 4%
  - → Average deposits up 3%
  - → Managed assets up 8%
- 15%decline in noninterest income as a result of:
  - → Lower mortgage-related income (less refinancing activity)
  - → Lower service charges due to posting order changes implemented in 4Q16

1. Please refer to page 24 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio
Note: NM = not meaningful

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SunTrust

WHOLESALE SEGMENT HIGHLIGHTS

Strong execution, favorable market conditions, and asset quality improvements result in record revenue and net income

($ in millions)	3Q 16	2Q 17	3Q 17	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$539	$592	$607	3 %	13 %
Noninterest Income	355	386	406	5 %	14 %
Total Revenue (FTE)	894	978	1,013	4 %	13 %
Provision/ (Benefit) for Credit Losses	68	15	(16)	NM	NM
Noninterest Expense	424	457	459	0 %	8 %
Net Income	**$252**	**$318**	**$359**	**13 %**	**42 %**
Key Statistics ($ in billions)					
Total Loans (average)	$71.6	$72.3	$71.3	(1)%	(1)%
Client Deposits (average)	$55.5	$55.8	$56.2	1 %	1 %
Efficiency Ratio (FTE)[1]	47.4%	46.8%	45.3%		
Tangible Efficiency Ratio (FTE)[1]	45.4%	44.8%	42.9%		

Prior Quarter Variance

- Broad-based growth results in record revenue
  - → Noninterest income up 5%, due to $24 million increase in capital markets-related income
  - → Net interest income (FTE) up 3%, due to NIM expansion
- Net income increased $41 million driven by 4% revenue growth, continued expense discipline, and reserve release associated with balance sheet trends and overall asset quality improvements

Prior Year Variance

- Net interest income up 13% due to NIM expansion
  - → Decline in average loans driven by elevated pay downs in 2017
- Noninterest income up 14% as a result of:
  - → $19 million increase in investment banking income; broad-based growth across majority of products
  - → Incremental revenue from Pillar/ Cohen[2]
- Good expense management drives positive operating leverage; 260 bp improvement in tangible efficiency ratio
  - → 8% increase in noninterest expenses primarily related to improved business performance, investments in technology, and the acquisition of Pillar/ Cohen[2]

1. Please refer to page 26 of the earnings press release for a reconciliation of efficiency ratio (FTE) to tangible efficiency ratio (FTE)
2. "Pillar/ Cohen" refers to the businesses purchased in December 2016 from Pillar Financial, LLC and its wholly owned subsidiaries (including Cohen Financial Services (DE), LLC)
Note: NM = not meaningful. Totals may not foot due to rounding

13
SUNTRUST

EXECUTING AGAINST OUR STRATEGIES: WELL POSITIONED FOR FUTURE SUCCESS

Investment Thesis	3Q 17 Accomplishments[1]
Strong & Diverse Franchise; Investing in Growth	• 4% revenue growth driven by: → 9% increase in net interest income (FTE) as a result of improved rate environment and continued balance sheet optimization → Consistent growth in areas of differentiation (investment banking income up 13% and consumer lending average balances up 12%) • Investing in technology: mobile sign-ons and deposits up 20% • 16% EPS growth achieved despite ~50% decline in mortgage production income; reflects franchise diversity
Improving Efficiency & Returns	• 19 bp YoY and 1 bp QoQ increase in NIM (FTE) • 59.2% 3Q and 61.4% YTD tangible efficiency ratio[2]; on track to achieve targets → 2017 TER: <62% → 2019 TER: <60% • ROA: 1.04%
Strong Capital Position	• Commenced 2017 Capital Plan which includes: → 54% increase in dividends → 38% increase in share repurchases → 3% decline in shares outstanding • 9.5% Basel III CET1 ratio (fully phased-in)[3]

1. Figures refer to the YoY change of 3Q 16 vs. 3Q 17 unless otherwise noted
2. Efficiency ratio (FTE) was 60.1% and 62.2% for 3Q 17 and YTD, respectively. Please refer to slide 22 for GAAP reconciliations
3. Please refer to slide 23 for Basel III CET1 (transitional) to Basel III CET1 (fully phased-In) reconciliation

14

SunTrust

APPENDIX

5-QUARTER FINANCIAL HIGHLIGHTS

		3Q 16	4Q 16	1Q 17	2Q 17	3Q 17
Profitability	EPS (diluted)	$0.91	$0.90	$0.91	$1.03	$1.06
	Efficiency Ratio (FTE)	63.1%	63.7%	65.2%	61.2%	60.1%
	Tangible Efficiency Ratio (FTE)[1]	62.5%	63.1%	64.6%	60.6%	59.2%
	Net Interest Margin (FTE)	2.96%	3.00%	3.09%	3.14%	3.15%
	Return on Average Assets	0.94%	0.91%	0.93%	1.03%	1.04%
	Return on Average Common Equity	7.9%	7.9%	8.2%	9.1%	9.0%
	Return on Average Tangible Common Equity[2]	10.7%	10.8%	11.3%	12.5%	12.5%
Balance Sheet	Average Performing Loans ($ in billions)	$141.3	$141.7	$142.8	$143.7	$144.0
	Average Client Deposits ($ in billions)	$155.3	$158.0	$158.9	$159.1	$159.4
Credit & Capital	NPL Ratio	0.67%	0.59%	0.55%	0.52%	0.48%
	NCO Ratio	0.35%	0.38%	0.32%	0.20%	0.21%
	ALLL Ratio	1.23%	1.19%	1.20%	1.20%	1.23%
	Basel III Common Equity Tier 1 Ratio (transitional)	9.8%	9.6%	9.7%	9.7%	9.6%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[3]	9.7%	9.4%	9.5%	9.5%	9.5%
	Book Value Per Share	$46.63	$45.38	$45.62	$46.51	$47.16
	Tangible Book Value Per Share[4]	$34.33	$32.95	$33.05	$33.83	$34.34

1. Please refer to slide 22 for the GAAP reconciliations
2. Please refer to page 22 of the earnings press release for GAAP reconciliations
3. Please refer to slide 23 for the reconciliation of Basel III CET1 (transitional) to Basel III CET1 (fully phased-In)
4. Please refer to slide 24 for a reconcilement to book value per share

16

SunTrust

17 MORTGAGE SERVICING INCOME: SUPPLEMENTAL INFORMATION 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the MSR asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding ($ in millions) 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Servicing Fees1 $93 $93 $100 $100 $99 ($60) ($69) ($50) ($57) ($58) Net MSR Fair Value and Hedge Activity3 $16 $1 $7 $1 $5 Mortgage Servicing Income $49 $25 $58 $44 $46 Memo: Total Loans Serviced for Others (average balance) $124,729 $126,765 $134,444 $136,376 $135,438 Annualized Servicing Fees / Average Loans Serviced for Others (bps) 30 29 30 30 29 Changes in MSR Value from Collection/Realization of Cash Flow (Decay)2

30-89 DAY DELINQUENCIES BY LOAN CLASS

($ in millions)

30-89 Accruing Delinquencies	3Q16	4Q16	1Q17	2Q17	3Q17	Memo: 3Q17 Loan Balance
Commercial & industrial	0.05%	0.05%	0.05%	0.05%	0.08%	$67,758
Commercial real estate	0.04%	0.02%	0.03%	0.04%	0.02%	$5,238
Commercial construction	0.00%	0.00%	0.00%	0.00%	0.00%	$3,964
Total Commercial Loans	**0.05%**	**0.05%**	**0.04%**	**0.05%**	**0.07%**	**$76,960**
Residential mortgages – guaranteed	-	-	-	-	-	$497
Residential mortgages – nonguaranteed	0.29%	0.32%	0.26%	0.21%	0.27%	$27,041
Home equity products	0.63%	0.68%	0.63%	0.66%	0.85%	$10,865
Residential construction	0.29%	0.64%	0.33%	0.30%	0.28%	$327
Total Residential Loans[1]	**0.40%**	**0.44%**	**0.37%**	**0.34%**	**0.43%**	**$38,730**
Guaranteed student loans	-	-	-	-	-	$6,559
Other direct	0.38%	0.43%	0.39%	0.36%	0.44%	$8,597
Indirect	0.99%	1.18%	0.83%	0.83%	1.09%	$11,952
Credit cards	0.77%	0.83%	0.74%	0.75%	0.89%	$1,466
Total Consumer Loans[2]	**0.74%**	**0.86%**	**0.65%**	**0.64%**	**0.82%**	**$28,574**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.25%	0.27%	0.22%	0.22%	0.29%	$137,208
Impact of excluding gov.-guaranteed delinquencies	0.39%	0.45%	0.50%	0.44%	0.42%	$7,056
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	**0.64%**	**0.72%**	**0.72%**	**0.66%**	**0.71%**	**$144,264**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

18
SunTrust

19 NONPERFORMING LOANS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Nonperforming Loans ($ in millions) 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 3Q 17 Loan Balance Commercial & industrial $501 $390 $328 $304 $292 $67,758 Commercial real estate 10 7 6 5 5 $5,238 Commercial construction 2 17 18 16 1 $3,964 Total Commercial Loans $513 $414 $352 $325 $298 $76,960 Residential mortgages – guaranteed - - - - - $497 Residential mortgages – nonguaranteed 183 177 179 181 161 $27,041 Home equity products 235 235 237 226 214 $10,865 Residential construction 11 12 12 12 11 $327 Total Residential Loans $429 $424 $428 $419 $386 $38,730 Guaranteed student loans - - - - - $6,559 Other direct 5 6 5 5 6 $8,597 Indirect 2 1 4 5 7 $11,952 Credit cards - - - - - $1,466 Total Consumer Loans $7 $7 $9 $10 $13 $28,574 Total SunTrust $949 $845 $789 $754 $697 $144,264 NPLs / Total Loans 0.67% 0.59% 0.55% 0.52% 0.48%

20 NET CHARGE-OFF RATIOS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Net Charge-off Ratio (annualized) 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 3Q 17 Loan Balance Commercial & industrial 0.41% 0.35% 0.29% 0.10% 0.09% $67,758 Commercial real estate 0.01% (0.01)% (0.02)% 0.00% 0.44% $5,238 Commercial construction (0.01)% 0.88% (0.02)% 0.10% (0.01)% $3,964 Total Commercial Loans 0.37% 0.35% 0.26% 0.10% 0.11% $76,960 Residential mortgages – guaranteed - - - - - $497 Residential mortgages – nonguaranteed 0.17% 0.23% 0.17% 0.14% 0.14% $27,041 Home equity products 0.31% 0.37% 0.35% 0.20% 0.15% $10,865 Residential construction 0.11% (0.50)% (0.34)% 0.84% 1.63% $327 Total Residential Loans 0.21% 0.26% 0.22% 0.16% 0.15% $38,730 Guaranteed student loans - - - - - $6,559 Other direct 0.51% 0.61% 0.61% 0.70% 0.70% $8,597 Indirect 0.62% 0.81% 0.78% 0.45% 0.59% $11,952 Credit cards 2.20% 2.32% 2.61% 2.77% 2.55% $1,466 Total Consumer Loans 0.52% 0.64% 0.64% 0.54% 0.59% $28,574 Total SunTrust 0.35% 0.38% 0.32% 0.20% 0.21% $144,264 ($ in millions)

21 NET CHARGE-OFFS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Net Charge-offs ($ in millions) 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 3Q 17 Loan Balance Commercial & industrial $71 $60 $50 $18 $16 $67,758 Commercial real estate 0 0 0 - 6 $5,238 Commercial construction 0 9 0 1 0 $3,964 Total Commercial Loans $71 $69 $50 $19 $22 $76,960 Residential mortgages – guaranteed - - - - - $497 Residential mortgages – nonguaranteed 11 15 10 9 9 $27,041 Home equity products 10 11 10 5 5 $10,865 Residential construction 0 0 0 1 1 $327 Total Residential Loans $21 $26 $20 $15 $15 $38,730 Guaranteed student loans - - - - - $6,559 Other direct 9 12 12 14 15 $8,597 Indirect 17 21 21 13 18 $11,952 Credit cards 7 8 9 9 8 $1,466 Total Consumer Loans $34 $41 $42 $36 $41 $28,574 Total SunTrust $126 $136 $112 $70 $78 $144,264

RECONCILIATION: ADJUSTED EFFICIENCY RATIO (FTE) & ADJUSTED TANGIBLE EFFICIENCY RATIO (FTE)

	3Q 16	4Q 16	1Q 17	2Q 17	3Q 17	2011	2012	2013	2014	2015	2016	2017 YTD
Reported (GAAP) Basis												
Net Interest Income	1,308	1,343	1,366	1,403	1,430	5,065	5,102	4,853	4,840	4,764	5,221	4,199
Noninterest Income	889	815	847	827	846	3,421	5,373	3,214	3,323	3,268	3,383	2,520
Revenue	2,197	2,158	2,213	2,230	2,276	8,486	10,475	8,067	8,163	8,032	8,604	6,719
Noninterest Expense[1]	1,409	1,397	1,465	1,388	1,391	6,194	6,284	5,831	5,543	5,160	5,468	4,243
Efficiency Ratio	64.1%	64.7%	66.2%	62.2%	61.1%	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%	63.2%
Reconciliation:												
Net Interest Income	1,308	1,343	1,366	1,403	1,430	5,065	5,102	4,853	4,840	4,764	5,221	4,199
FTE Adjustment	34	34	34	36	37	114	123	127	142	142	138	107
Net Interest Income-FTE	1,342	1,377	1,400	1,439	1,467	5,179	5,225	4,980	4,982	4,906	5,359	4,306
Noninterest Income	889	815	847	827	846	3,421	5,373	3,214	3,323	3,268	3,383	2,520
Revenue-FTE	2,231	2,192	2,247	2,266	2,313	8,600	10,598	8,194	8,305	8,174	8,742	6,826
Efficiency Ratio-FTE	63.1%	63.7%	65.2%	61.2%	60.1%	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%	62.2%
Adjustment Items (Noninterest Income):												
3Q-4Q 12 student / Ginnie Mae loan sale (losses)							(92)					
Securities gain related to the sale of Coca Cola stock							1,938					
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009							(371)					
GSE mortgage repurchase settlements								(63)				
RidgeWorth sale									105			
Adjusted Noninterest Income	889	815	847	827	846	3,421	3,898	3,277	3,218	3,268	3,383	2,520
Adjusted Revenue-FTE[2]	2,231	2,192	2,247	2,266	2,313	8,600	9,123	8,257	8,200	8,174	8,742	6,826
Noninterest Expense[1]	1,409	1,397	1,465	1,388	1,391	6,194	6,284	5,831	5,543	5,160	5,468	4,243
Adjustment Items (Noninterest Expense):												
Legacy affordable housing impairment							96					
Charitable contribution of KO shares							38					
Impact of certain legacy mortgage legal matters								323	324			
Mortgage servicing advances allowance increase								96				
Adjusted Noninterest Expense[2]	1,409	1,397	1,465	1,388	1,391	6,194	6,150	5,412	5,219	5,160	5,468	4,243
Amortization Expense	14	14	13	15	22	43	46	23	25	40	49	49
Adjusted Tangible Expenses[2]	1,395	1,383	1,452	1,373	1,369	6,151	6,104	5,389	5,194	5,120	5,419	4,194
Adjusted Efficiency Ratio-FTE[3]	63.1%	63.7%	65.2%	61.2%	60.1%	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%	62.2%
Adjusted Tangible Efficiency Ratio-FTE[3]	62.5%	63.1%	64.6%	60.6%	59.2%	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%	61.4%

1. In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for 2011, 2012, and 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
3. Represents adjusted noninterest expense / adjusted revenue-FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.60%), (0.65%), (0.59%), (0.65%), (0.95%), (0.50%), (0.50%), (0.28%), (0.30%), (0.49%), (0.56%), and (0.72%) for 3Q 16, 4Q 16, 1Q 17, 2Q 17, 3Q 17, 2011, 2012, 2013, 2014, 2015, 2016, and 2017 YTD, respectively

Note: 2012, 2013, and 2014 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. 3Q 16, 4Q 16, 1Q 17, 2Q 17, 3Q 17, 2011, 2015, 2016, and 2017 YTD represent reported efficiency ratio and reported tangible efficiency ratio

22
SUNTRUST

23 RECONCILIATION: COMMON EQUITY TIER 1 RATIO1 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release, subject to revision, and based on current capital rules 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding 3Q 17 Common Equity Tier 1 – Transitional $17.0 Adjustments2 (0.0) Common Equity Tier 1 – Fully phased-in $17.0 Risk-weighted Assets: Common Equity Tier 1 – Transitional $176.9 Adjustments3 2.5 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $179.4 Common Equity Tier 1 – Transitional 9.6% Common Equity Tier 1 – Fully phased-in 9.5% ($ in billions)

24 RECONCILIATION: OTHER NON-GAAP MEASURES Note: Totals may not foot due to rounding 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 Total Shareholders' Equity $24.4 $23.6 $23.5 $24.5 $24.5 Goodwill, Net of Deferred Taxes (6.1) (6.1) (6.1) (6.1) (6.1) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.1) (1.7) (1.7) (1.7) (1.7) MSRs 1.1 1.6 1.7 1.7 1.7 Tangible Equity $18.4 $17.5 $17.4 $18.4 $18.4 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (1.2) (1.2) (1.2) (2.0) (2.0) Tangible Common Equity $17.0 $16.2 $16.1 $16.3 $16.3 Total Assets 205.1 204.9 205.6 207.2 208.3 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.1) (1.7) (1.7) (1.7) (1.7) MSRs 1.1 1.6 1.7 1.7 1.7 Tangible Assets $198.7 $198.5 $199.3 $200.9 $201.9 Average Equity / Average Assets 12.1% 11.8% 11.6% 11.8% 11.9% Total Equity / Total Assets 11.9% 11.5% 11.4% 11.8% 11.8% Tangible Equity / Tangible Assets 9.2% 8.8% 8.7% 9.2% 9.1% Tangible Common Equity / Tangible Assets 8.6% 8.2% 8.1% 8.1% 8.1% Book Value Per Common Share $46.63 $45.38 $45.62 $46.51 $47.16 Tangible Book Value Per Common Share $34.33 $32.95 $33.05 $33.83 $34.34 ($ in billions, except per-share data)